                                                       Exhibit 12.1

                                                   HRPT PROPERTIES TRUST
                                     COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                       (Dollars in thousands, except ratio amounts)


                                                                   For the Years Ended December 31,
                                              ----------------------------------------------------------------------------
                                                   1998             1997            1996           1995          1994
                                              ---------------- --------------- --------------- -------------- ------------
  Income before gain on sale of properties
    and extraordinary items                          $146,656  $      112,204  $       77,164  $      61,760  $    57,878
  Fixed charges                                        66,253          38,564          23,279         26,218       10,096
                                              ================ =============== =============== ============== ============
  Adjusted Earnings                                  $212,909  $      150,768  $      100,443  $      87,978  $    67,974
                                              ================ =============== =============== ============== ============

  Fixed Charges:
  Interest expense                            $        64,326  $       36,766  $       22,545  $      24,274  $     8,965
  Amortization of deferred financing costs              1,927           1,798             734          1,944        1,131
                                              ================ =============== =============== ============== ============
  Total Fixed Charges                         $        66,253  $       38,564  $       23,279  $      26,218  $    10,096
                                              ================ =============== =============== ============== ============

  Ratio of Earnings to Fixed Charges                     3.2x            3.9x            4.3x           3.4x         6.7x
                                              ================ =============== =============== ============== ============
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